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                                                                    EXHIBIT 16.1



                        [Letterhead of Ernst & Young LLP]


March 5, 2001

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated February 27, 2001, of U.S. Bancorp and are in agreement with the statements referring to our firm contained under the heading "Previous Independent Public Accountants". We have no basis to agree or disagree with other statements of the registrant contained therein.


                                       Very truly yours,

                                       /s/ Ernst & Young LLP
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                                       Ernst & Young LLP